Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference:


     (i) in Registration Statement No. 33-50284 on Form S-8 pertaining to the James River Corporation of Virginia Stock Purchase Plan;

     (ii) in Registration Statement No. 33-25851 on Form S-8 pertaining to the James River II, Inc. Salaried Employees Retirement Savings Plan;

     (iii) in Registration Statement No. 33-45079 on Form S-8 pertaining to the James River Corporation of Virginia UK Employee Share Accumulation Plan;

     (iv) in Registration Statement No. 33-43207 on Form S-8 pertaining to the James River Corporation of Virginia Canadian Employees Stock Purchase Plan;

     (v) in Registration Statement No. 33-43894 on Form S-8 pertaining to the James River Corporation of Virginia Stock Option Plan for Outside Directors;

     (vi) in Post-Effective Amendment No. 1 to Registration Statement No. 2-83979 on Form S-8, serving as Post-Effective Amendment No. 5 to
Registration Statement No. 2-64057, and as Post-Effective Amendment No. 2 to Registration Statement No. 2-76900, each pertaining to the James River Corporation of Virginia Stock Option Plan; and

     (vii) in Registration Statement No. 33-43594 on Form S-8 pertaining to the James River Corporation of Virginia 1987 Stock Option Plan,

of our report, dated January 25, 1994 on our audits of the consolidated financial statements and financial statement schedules of James River Corporation of Virginia and Subsidiaries as of December 26, 1993 and December 27, 1992, and for each of the three fiscal years in the period ended December 26, 1993, which report is included in this Annual Report on Form 10-K.





                                        COOPERS & LYBRAND

Richmond, Virginia
March 24, 1994

                                      E-15